Exhibit 5.1

November 13, 2023

Toro Corp.,
223 Christodoulou Chatzipavlou Street,
Hawaii Royal Gardens,
3036 Limassol, Cyprus.

 Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of $200,000,000 maximum aggregate offering price of (i) common shares, par value $0.001 per share, (ii) preferred share purchase rights, (iii) preferred shares, (iv) debt securities (the “Debt Securities”), (v) warrants (the “Warrants”), (vi) purchase contracts (the “Purchase Contracts”), (vii) rights (the “Rights”) and (viii) units (the “Units” and together with the Debt Securities, Warrants, Purchase Contracts and Rights, the “Securities”) which may be issued from time to time by Toro Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1)          When the Registration Statement on Form F-3 filed with the U.S. Securities and Exchange Commission on November 13, 2023 (the “Registration Statement”) has become effective under the Act, the applicable indenture relating to the Debt Securities has been duly authorized, executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2)          When the Registration Statement has become effective under the Act, when the terms of the applicable warrant agreement under which the Warrants are to be issued have been duly established and any applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto, when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(3)          When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing instruments or agreements have been duly authorized, executed and delivered by the parties thereto, when the terms of such Purchase Contracts and of their issuance and sale have been established in conformity with the applicable governing instruments or agreements so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing instruments or agreements and issued and sold as contemplated in the Registration Statement, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)          When the Registration Statement has become effective under the Act, when the terms of the applicable rights agreement under which the Rights are to be issued have been duly established and the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto, when the terms of such Rights and of their issuance and sale have been duly established in conformity with the applicable rights agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Rights have been duly executed and authenticated in accordance with the applicable rights agreement and issued and delivered as contemplated in the Registration Statement, such Rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)          When the Registration Statement has become effective under the Act, when the terms of the applicable unit agreement under which the Units are to be issued have been duly established and the applicable unit agreement has been duly authorized, executed and delivered by the parties thereto, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated in the Registration Statement, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  For purposes of our opinion, we have assumed that (i) the Company has been duly incorporated and is an existing corporation under the laws of the Republic of the Marshall Islands, (ii) the Indenture or any applicable governing instrument or agreement under which any Securities are to be issued, will have been, prior to the issuance of any Securities thereunder, duly authorized, executed and delivered by the Company in accordance with the laws of the Republic of the Marshall Islands and (iii) at or prior to their issuance the Securities will have been duly authorized, executed and delivered in accordance with the laws of the Republic of the Marshall Islands. With respect to all matters of Marshall Islands law, we note that you have received an opinion, dated November 13, 2023, of Seward & Kissel LLP.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP